Exhibit 99.2

ADVANCED INHALATION THERAPIES (AIT) LTD

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

U.S. DOLLARS IN THOUSANDS

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

ADVANCED INHALATION THERAPIES (AIT) LTD

We have audited the accompanying consolidated balance sheets of Advanced Inhalation Therapies (AIT) Ltd. and its subsidiary (the "Company") as of December 31, 2015 and 2014 and the related consolidated statements of comprehensive loss, changes in shareholders' deficiency and cash flows for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2015 and 2014 and the consolidated results of its operations and cash flows for each of the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1c to the consolidated financial statements, the Company has recurring losses from operations and accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1c. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

January 20, 2017	KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of EY Global

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2015	2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$129	$161
Restricted bank deposits	12	12
Other accounts receivable	11	46

Total current assets	152	219

NON-CURRENT ASSETS:

Long-term lease deposit	-	3
Deferred IPO costs	352	-
Property and equipment, net	93	112

Total non-current assets	445	115

TOTAL ASSETS	$597	$334

The accompanying notes are an integral part of the consolidated financial statements.

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, (except share and per share data)

	December 31,
	2015	2014

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Trade payables	$124	$114
Other accounts payable	716	344
Loans from a related party	29	28

Total current liabilities	869	486

NON-CURRENT LIABILITIES:
Convertible notes	1,552	568
Warrants to purchase Convertible Preferred A Shares	-	2,721

Total long term liabilities	1,552	3,289

TOTAL LIABILITIES	2,421	3,775

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIENCY:

Ordinary Shares, NIS 0.01 par value per share -
11,665,085 shares authorized at December 31, 2015 and 2014; 1,448,363 issued and outstanding shares at December 31, 2015 and 2014.	29	29
Convertible Preferred A Shares, NIS 0.01 par value per share -
790,630 shares authorized at December 31, 2015 and 2014; 759,086 and 525,051 issued and outstanding shares at December 31, 2015 and 2014, respectively;	16	11
Aggregate liquidation preference of Preferred shares at December 31, 2015 amounted to $2,198
Additional paid- in capital	7,984	2,890
Deficit accumulated	(9,853)	(6,371)

Total shareholders' deficiency	(1,824)	(3,441)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY	$597	$334

The accompanying notes are an integral part of the consolidated financial statements.

January 20 , 2017
Date of approval of the	Amir Avniel
financial statements	Chief Executive Officer and Director

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands, (except share and per share data)

	December 31,
	2015	2014

Operating expenses:
Research and development expenses	$1,620	$1,167
General and administrative expenses	589	989

Operating loss	2,209	2,156

Financial expense, net	994	411
Revaluation of warrants to purchase Convertible Preferred A Shares	152	2,055

Loss before taxes on income	3,355	4,622

Tax on income	127	-

Net comprehensive loss	$3,482	$4,622

Net basic and diluted loss per share	(2.53)	(3.32)

Weighted average number of Ordinary Shares used in computing basic and diluted net loss per share	1,448,363	1,448,363

The accompanying notes are an integral part of the consolidated financial statements.

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY

U.S. dollars in thousands, except share data

	Ordinary shares		Preferred A shares		Additional paid-in	Deficit	Total shareholders'
	Number	Amount	Number	Amount	capital	accumulated	Deficiency

Balance as of January 1, 2014	1,448,363	$29	446,293	$9	$891	$(1,749)	$(820)

Issuance of Series A Convertible Preferred Shares at $2.457 per share, net of issuance costs	-	-	78,758	2	107	-	109
Stock-based compensation related to options granted to non-employees and employees	-	-	-	-	241	-	241
Beneficial conversion feature in respect to Convertible Notes	-	-	-	-	1,651	-	1,651
Net loss	-	-	-	-	-	(4,622)	(4,622)

Balance as of December 31, 2014	1,448,363	29	525,051	11	2,890	(6,371)	(3,441)

Conversion of warrants into Convertible Preferred A Shares at $2.457 per share, net of issuance costs	-	-	234,035	5	3,408	-	3,413
Stock-based compensation related to options granted to employees and non-employees	-	-	-	-	429	-	429
Stock-based compensation related to RSU's granted to Board of Directors' member	-	-	-	-	18	-	18
Beneficial conversion feature in respect to Convertible Notes	-	-	-	-	1,239	-	1,239
Net loss	-	-	-	-	-	(3,482)	(3,482)

Balance as of December 31, 2015	1,448,363	$29	759,086	$16	$7,984	$(9,853)	$(1,824)

The accompanying notes are an integral part of the consolidated financial statements.

ADVANCED INHALATION THERAPIES (AIT) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2015	2014

Cash flows from operating activities

Net loss	$(3,482)	$(4,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26	20
Stock-based compensation and RSU's	447	241
Amortization of beneficial conversion feature and debts issuance costs in Convertible Notes	768	290
Revaluation of warrants to purchase Convertible Preferred A Shares	152	2,055
Imputed interest on convertible notes and loans from related party	217	83
Decrease (increase) in other accounts receivable	38	(3)
Increase in trade payables	10	45
Increase in other accounts payable	166	8

Net cash used in operating activities	(1,658)	(1,883)

Cash flows from investing activities

Purchase of property and equipment	(7)	(18)

Net cash used in investing activities	(7)	(18)

Cash flows from financing activities

Proceeds from loan from related party	-	22
Proceeds from issuance of Convertible Note, net of issuance costs	1,239	1,830
Proceeds from issuance of Convertible Preferred A Shares, net of issuance costs	-	187
Proceeds from conversion of warrants into Convertible Preferred A Shares, net of issuance costs	540	-
Deferred IPO costs that were paid	(146)	-

Net cash provided by financing activities	1,633	2,039

Increase (decrease) in cash and cash equivalents	(32)	138
Cash and cash equivalents at the beginning of the year	161	23

Cash and cash equivalents at the end of the year	$129	$161

Supplemental disclosure of non‑cash financing activities:

Conversion of warrants into Convertible Preferred A Shares	$2,873	$-

The accompanying notes are an integral part of the consolidated financial statements.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 1:-	GENERAL

a.
Advanced Inhalation Therapies (AIT) Ltd. (the "Company") was incorporated in Israel on May 1, 2011 and commenced its operation in May 2012. The Company is an emerging Israeli drug development Company focusing on the development and commercialization of nitric oxide formulations for the treatment of respiratory infections and diseases. The AIT pipeline includes therapies against respiratory infections in acute and chronic diseases such as: bronchiolitis (RSV), cystic fibrosis (CF), pneumonia, and asthma.

The Company has not generated revenue from the sale of any product, and does not expect to generate significant revenue unless and until the obtaining of marketing approval and commercializing its products.

b.
On August 29, 2014, the Company established a wholly-owned subsidiary, Advanced Inhalation Therapies (AIT) Inc. ("Inc.") in USA which its principal business activity is to provide executive management and administrative support functions to the Company.

c.
Since its inception, the Company has devoted substantially most of its effort to business planning, research and development. The Company has incurred losses and has accumulated negative cash flow from operating activities amounted to $3,482 and $1,658 during the year ended December 31, 2015, respectively, and has an accumulated deficit of $9,853 as of December 31, 2015. These conditions raise substantial doubts about the Company's ability to continue as a going concern. The Company's ability to continue to operate is dependent upon raising additional funds to finance its activities. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its products.

The consolidated financial statements do not include any adjustments with respect to the carrying amounts of assets and liabilities and their classification that might be necessary should the Company be unable to continue as a going concern.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

a.	Use of estimates:

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company evaluates on an ongoing basis its assumptions. The Company's management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and Inc. Inter-company balances and transactions including profits from inter-company sales not yet realized have been eliminated upon consolidation.

c.	Financial statements in U.S. dollars in thousands:

The majority of the Company's operations are currently conducted in Israel while a significant part of the Company's expenses and financing activities are denominated and determined in U.S. dollars. The Company's management believes that the U.S. dollar is the currency of the primary economic environment in which the Company operates and expects to continue to operate in the foreseeable future. Thus, the functional and reporting currency of the Company is the U.S. dollar.

The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been re-measured to U.S. dollars in accordance with the Accounting Standards Board (ASC) 830, "Foreign Currency Matters". All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of comprehensive loss as financial income or expenses, as appropriate.

d.	Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less at acquisition.

e.	Restricted bank deposits:

Restricted bank deposits are pledged in favor of a bank which provides to the Company guarantees with respect to office lease agreements.

f.	Long-term lease deposits:

Long-term deposits include long-term deposits for leasing office under operating leases, presented at their cost.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Property and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following rates:

%

Computers and electronic equipment	33
Office furniture and equipment	7-15
Clinical and medical equipment	15
Leasehold improvements	Over the shorter of the lease term or useful economic life

h.	Impairment for long-lived assets:

The Company's long-lived assets are reviewed for impairment in accordance with ASC 360, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the years ended December 31, 2015 and 2014, no impairment losses have been identified.

i.	Severance pay:

The Company's liability for severance pay is pursuant to Section 14 of the Severance Compensation Act, 1963 ("Section 14"), all the employees are included under this section, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee's name with insurance companies. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under section 14 are not reflected in the balance sheet as the severance pay risks have been irrevocably transferred to the severance funds.

j.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, "Income Taxes". This topic prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides full valuation allowance, to reduce deferred tax assets to the amount that is more likely than not to be realized.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company implements a two-step approach to recognize and measure uncertain tax positions.  The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative basis) likely to be realized upon ultimate settlement. As of December 31, 2014, the Company has not recorded a liability for uncertain tax positions. As of December 31, 2015, the Company has recorded a liability for uncertain tax position in connection to implementation of cost plus method for certain services that have been provided by Inc. to the Company.

k.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and restricted bank deposits. Cash, cash equivalents and restricted bank deposits are invested in major banks in Israel and U.S. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

l.	Legal and other contingencies:

The Company accounts for its contingent liabilities in accordance with ASC 450. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of December 31, 2015 and 2014, the Company is not a party to any litigation that could have a material adverse effect on the Company's business, financial position, results of operations or cash flows.

m.	Research and development expenses:

Research and development expenses are charged to the statement of comprehensive loss as incurred.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

n.	Fair value of financial instruments:

ASC 820, "Fair Value Measurements and Disclosures" ("ASC 820"), defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the "exit price") in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1	-	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access.

Level 2	-	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3	-	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of investment, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment and the investments are categorized as Level 3.

Warrants to purchase Convertible Preferred A Shares are classified within level 3 as the valuation inputs are unobservable and significant to the overall financial instrument (see also Note 7).

The carrying amounts of cash and cash equivalents, restricted bank deposits, trade payables, and other accounts payable approximate their fair value due to the short-term maturities of such instruments

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Basic and diluted net loss per share:

The Company applies the two class method as required by ASC No. 260-10, "Earnings Per Share" ("ASC No. 260-10") which requires the income or loss per share for each class of shares (Ordinary and Preferred Shares) to be calculated assuming 100% of the Company's earnings are distributed as dividends to each class of shares based on their contractual rights. No dividends were declared or paid during the reported years.

According to the provisions of ASC No. 260-10, the Company's Convertible Preferred A Shares are not participating securities in losses and, therefore, are not included in the computation of net loss per share.

Basic net loss per share is computed based on the weighted average number of Ordinary Shares outstanding during each year.  Diluted net loss per share is computed based on the weighted average number of Ordinary Shares outstanding during each year plus dilutive potential equivalent Ordinary shares considered outstanding during the year, in accordance with ASC 260.

For the years ended December 31, 2015 and 2014, all outstanding Convertible Preferred A Shares, stock options, restricted share units and warrants have been excluded from the calculation of the diluted net loss per share as all such securities are anti-dilutive for all years presented.

p.	Warrants to purchase Convertible Preferred A Shares:

The Company accounts for freestanding warrants to purchase shares of its Convertible Preferred A Shares held by investors as a liability on its balance sheet at fair value according to the provisions of ASC 480, "Distinguishing Liabilities from Equity", as the underlying Convertible Preferred A Shares are contingently redeemable upon a deemed liquidation event and, therefore, may obligate the Company to transfer assets in the future. The warrants are subject to re-measurement to fair value at each balance sheet date and any change in fair value is recognized as a component of financial income (expense), net, on the statements of comprehensive loss (see also Note 7). The Company continues to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of deemed liquidation event or the conversion of Convertible Preferred A Shares into Ordinary Shares.

q.	Stock-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, "Compensation Stock Compensation", ("ASC 718"), which requires companies to estimate the fair value of equity based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite or derived service period in the Company's consolidated statement of comprehensive loss.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 2: -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company recognizes compensation expense for the value of its awards granted based on the accelerated method over the requisite or derived service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company estimates the fair value of stock options granted using the Black-Scholes-Merton option-pricing model which requires a number of assumptions, of which the most significant are the fair market value of the underlying Ordinary Shares, expected stock price volatility and the expected option term. Expected volatility was calculated based upon historical volatilities of similar entities in the related sector index. The expected option term represents the period that the Company's stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The expected dividend yield assumption is based on the Company's historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future.

The fair value of Ordinary Shares underlying the options was determined by the Company's management with the assistance of an independent valuation firm. Because there has been no public market for the Ordinary Shares, the Company's management has determined fair value of the Ordinary Shares at the time of grant by considering a number of objective and subjective factors including data from other comparable companies, operating and financial performance, the lack of liquidity of capital stock and general and industry specific economic outlook, amongst other factors. The fair value of the underlying Ordinary Shares shall be determined by management until such time as the Ordinary Shares are listed on an established stock exchange, national market system or other quotation system. For the years ended December 31, 2015 and 2014, the valuations were performed using the Hybrid Method by combining the Option Pricing Method, expected IPO method and a discounted cash flow model to determine the fair value of the Company's Ordinary Shares.

The fair value for options granted in 2015 and 2014 to employees and directors of the Company is estimated at the date of grant using a Black-Scholes-Merton Options pricing model with the following weighted average assumptions:

	2015	2014

Dividend yield	0%	0%
Expected volatility	88.9%	93.1%
Risk-free interest	2.1%-3.5%	1.04-1.84%
Expected life (years)	5.5-6.25	5.3-6

The Company applies ASC 505-50, "Equity-Based Payments to Non-Employees" ("ASC 505") with respect to options and warrants issued to non-employees which requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

r.	Impact of recently issued accounting standards:

1.
In April 2015, the FASB Issued ASU 2015-03, "Interest-Imputation of Interest". ASU 2015-03 reduces the complexity of disclosing debt issuance costs and debt discount and premium on the balance sheet by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The effective date of ASU 2015-03 is for interim and annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The ASU 205-03 has been early adopted by the Company.

2.
In February 2016, the FASB issued ASU 2016-02 - Leases (ASC 842), which sets      out the principles for the recognition, measurement, presentation and disclosure of   leases for both parties to a contract (i.e. lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The ASU is expected to impact the Company's consolidated financial statements as we have certain operating lease arrangements. ASC 842 supersedes the previous leases standard, ASC 840 Leases. The standard is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption of this standard on its consolidated financial statements.

3.
On March 30, 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting which affect all entities that issue share-based payment awards to their employees and involve multiple aspects of the accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. The Company is currently evaluating the impact of the guidance on its consolidated financial statements.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 3:-	OTHER ACCOUNTS RECEIVABLE

	December 31,
	2015	2014

Prepaid expenses	$5	$17
Governments authorities	6	29

	$11	$46

NOTE 4:-        PROPERTY AND EQUIPMENT, NET

	December 31,
	2015	2014
Cost:
Computers and electronic equipment	$23	$19
Office furniture and equipment	10	10
Clinical and medical equipment	119	117
Leasehold improvement	3	2

	155	148
Accumulated depreciation:
Computers and electronic equipment	12	4
Office furniture and equipment	1	1
Clinical and medical equipment	49	31
Leasehold improvement	*) -	*) -

	62	36

Depreciated cost	$93	$112

*)	Represents an amount lower than 1$.

Depreciation expenses for the years ended December 31, 2015 and 2014 were $26 and $20, respectively.

NOTE 5:-	OTHER ACCOUNTS PAYABLE

	December 31,
	2015	2014

Employees and payroll accruals	$64	$59
Income tax	127	-
Accrued expenses	525	285

	$716	$344

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 6:-	CONVERTIBLE NOTES

Starting December 2013 and until December 31, 2015, the Company entered into Convertible Notes Agreements ("Agreement") and received an aggregate amount of $3,158 ("Convertible Notes"), $586 out of which from related parties (see also Note 11e). Such Convertible Notes bear an interest rate of 8% per annum compounded annually and are convertible, with accrued interest, to the most senior shares of the Company. The maturity date of the Convertible Notes, unless converted earlier, is the earlier to occur of (i) December 12, 2017 or (ii) an event of default as defined in the Agreement. The conversion price was set to (i) $2.457 upon voluntary conversion, and (ii) the lowest of 66.6% of the price of the most senior shares of the Company or a price per share of $5.46 calculated in accordance with the valuation of the Company being $13,333 ("Discounted Conversion Price") upon mandatory conversion in case of a "triggering event" as defined in the Agreement.

According to the Agreement, upon a triggering event caused by a financing round of at least $2,000, the holders of the Convertible Notes will have the right to participate in the next equity round, and shall have the right to purchase an amount of the most senior class of shares to be issued to the investors in such equity round, at a discounted conversion price ("Participation Rights"). In the event of an initial public offering of the Company at the offering price reflecting a pre-money valuation of at least $20,000 ("Qualified IPO"), the Participation Rights will automatically expire and the holder will instead be granted options to purchase Ordinary Shares of the Company, for an aggregate price of the principal amount invested via Convertible Notes. The exercise price of the option will be equal to the Discounted Conversion Price. The options will remain exercisable until the earlier of two years from a Qualified IPO and an acquisition of the Company.

With respect to the aforesaid Convertible Notes, the Company applies ASC 470, "Debt with Conversion and Other Options" ("ASC 470"), pursuant to which the Company recognizes and measures the Beneficial Conversion Feature ("BCF") in the Convertible Notes at the commitment date by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature is calculated on the commitment date using the effective conversion price. The discount resulting from the BCF is amortized over the life of the Convertible Notes through financial expenses unless mandatorily converted earlier.

The Convertible Notes balance consists of the following:

	December 31,
	2015	2014

Opening balance	$568	$13
Receipt of Convertible Notes	1,277	1,830
BCF in respect of Convertible Notes	(1,239)	(1,651)
Amortization of BCF	759	290
Capitalization of debts issuance costs	(38)	-
Amortization of debts issuance costs	9	-
Imputed interest	216	86

	$1,552	$568

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 6:-	CONVERTIBLE NOTES (Cont.)

Subsequent to December 31, 2015, the Company received additional proceeds amounted to $184 from issuance of Convertible Notes at the same terms as the aforesaid Convertible Notes. The related BCF of these additional Convertible Notes amounted to $180 (see also Note 14g).

NOTE 7:-	WARRANTS TO PURCHASE CONVERTIBLE PREFERRED A SHARES

As part of financing rounds that were occurred in November 2012 and August 2013, the Company has issued 203,508 and 16,281 warrants to purchase Convertible Preferred A Shares, respectively. The warrants are exercisable to Convertible Preferred A Shares on a 1:1 basis with an exercise price per share of $2.457.

In April 2014, following to financing rounds as mentioned above, the Company committed to issue 8,140 warrants to purchase up to 8,140 of the Company's Convertible Preferred A Shares to consultant in respect to services provided as part of the financing rounds.

The Company has allocated the gross proceeds in each financing round to the warrants based on their fair value at the issuance date and the residual amount was allocated to the Convertible Preferred A Shares. The Company has allocated the related direct and incremental issuance costs in each financing round to the warrants and the Convertible Preferred A shares issued based on the relative fair value at the issuance date.

In accordance with ASC 480 "Distinguishing Liabilities from Equity", the warrants to purchase Convertible Preferred A Shares are classified as a liability and re-measured to fair value at each reporting date. The changes in the fair value are recorded as an expense or income in the statements of comprehensive loss.

In January and August 2015, the warrants were exercised to 219,789 Convertible Preferred A Shares for a total consideration of $540. In addition, 8,140 warrants were exercised to 8,140 Convertible Preferred A Shares with no exercise price.

In estimating the warrants' fair value, the Company used the following assumptions:

	December 31,
	2015	2014

Risk‑free interest rate(1)	1.49%	0.62%
Expected volatility(2)	88.9%	93.1%
Expected life (in years)(3)	1.95	1.00
Expected dividend yield(4)	0%	0%
Fair value:
Warrants	$0.44-0.77	$0.36-1.23

(1)	Risk free interest rate based on yield rates of non-index linked U.S. Federal Reserve treasury bonds.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 7:-	WARRANTS TO PURCHASE CONVERTIBLE PREFERRED A SHARES (Cont.)

(2)	Expected volatility was calculated based on actual historical share price movements of companies in the same industry over a term that is equivalent to the expected term of the option.

(3)	Expected life was based on the contractual term of the warrants.

(4)	Expected dividend yield was based on the fact that the Company has not paid dividends to its shareholders in the past and does not expect to pay dividends to its shareholders in the future.

The following tabular presentation reflects the components of the liability associated with such warrants to purchase Convertible Preferred A Shares as of December 31, 2015:

Fair value of Warrants to purchase Convertible Preferred A Shares

Balance at January 1, 2014	$588
Fair value of warrants issued to finder fee (see also Note 10c1)	78
Revaluation of warrants' fair value	2,055

Balance at December 31, 2014	2,721
Revaluation of warrants' fair value upon conversion	152
Conversion of warrants into Convertible Preferred A Shares (see also Notes 10c2 and 10c3)	(2,873)

Balance at December 31, 2015	$-

NOTE 8:-	TAXES ON INCOME

a.	Tax rates applicable to the Company:

1.	Taxable income of the Company is subject to the Israeli corporate tax at the rates of 26.5% in 2014 and 2015.

2.
On January 5, 2016, the Israeli Parliament officially published the Law for the Amendment of the Israeli Tax Ordinance (Amendment 216), that reduces the standard corporate income tax rate from 26.5% to 25%.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 8:-	TAXES ON INCOME (Cont.)

b.	Non-Israeli subsidiary, AIT Inc.:

AIT Inc. is subject to U.S. income taxes. The tax rates are compounded from a progressive federal tax of 35% in addition to a state and local taxes.

c.	Income taxes on non-Israeli subsidiaries:

Non-Israeli subsidiaries are taxed according to the tax laws in their respective country of residence. Neither Israeli income taxes, foreign withholding taxes nor deferred income taxes were provided in relation to undistributed earnings of the Company's foreign subsidiaries. This is because the Company has the intent and ability to reinvest these earnings indefinitely in the foreign subsidiaries and therefore those earnings are continually redeployed in those jurisdictions.

d.	Net operating losses carry forward:

Advanced Inhalation Therapies (AIT) Ltd. has accumulated losses for tax purposes as of December 31, 2015 in the amount of approximately $4,142 which may be carried forward and offset against taxable income in the future for an indefinite period.

e.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2015	2014
Deferred tax assets:
Operating loss carry forward	$1,098	$747
Reserves and allowances	8	6
Research and development	318	254

Net deferred tax asset before valuation allowance	1,424	1,007
Valuation allowance	(1,424)	(1,007)

Net deferred tax asset	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance at December 31, 2015 and 2014.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 8:-	TAXES ON INCOME (Cont.)

f.	Taxes on income for the year ended December 31, 2015 are comprised from taxes incurred as a result of the implementation of the cost plus service agreement between the Company and Inc.

g.	Loss (income) before taxes on income consists of the following:

	December 31,
	2015	2014

Domestic	$3,453	$4,622
Foreign	(98)	-

	$3,355	$4,622

h.
The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowances in respect to deferred taxes relating to accumulated net operating losses carried forward due to the uncertainty of the realization of such deferred taxes.

i.	Accounting for uncertainty in income taxes:

A reconciliation of the beginning and ending amount of unrecognized tax benefits related to uncertain tax positions is as follows:

	Year ended December 31,
	2015	2014

Balance at beginning of year	$-	$-
Additions for current year's tax position	127	-

Balance at the end of year	$127	$-

The Company does not expect a reversal of unrecognized tax benefits in the next 12 months.

The Company and Inc. file income tax returns in Israel and U.S, respectively. As of December 31, 2015, the tax returns of the Company and Inc. are open to examination by the tax authorities from inception through 2015.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 9:-       CONTINGENT LIABILITIES AND COMMITMENTS

a.
The Company is engaged in an operating lease agreement for its office facilities. Future minimum non-cancelable rental payments under the operating lease are $14 for the year ending December 31, 2016. Rent expenses for the years ended December 31, 2015 and 2014 amounted to $18 and $22, respectively.

b.
On October 22, 2013, the Company entered into certain patent license agreement with a third party pursuant to which the Company paid to the third party a non-refundable upfront fee amounted to $150 and is obligated to pay the third party 5% royalties of the licensed product revenues, but at least $50 per annum at the royalty period. As of December 31, 2015, the Company did not record any revenues and therefore no royalties were paid or accrued.

c.
On April 8, 2014, the Company signed a finder fee agreement pursuant to which among others the Company will grant to the finder fee of 6% of the Company's conversion shares to be actually issued to certain lenders upon actual conversion of the lender's Convertible Notes as described in Note 6.

d.
On March 4, 2015, the Company entered into an agreement with certain gas supplier pursuant to which the supplier will receive exclusivity on the US market in exchange for gas supply for clinical studies for Bronchiolitis.

e.
On August 3, 2015 ("Effective Date"), the Company entered into agreement with certain individual to serve as the Company's chairman of the Board of Directors pursuant to which, among others, the Company will pay as compensation and benefits upon consummation of Initial Public Offering ("IPO") (i) an annual retainer of $75 to be paid on equal installments and (ii) 492,624 restricted shares of the Company with vesting schedule of 50% if such shares to be vested after 6 month anniversary of the completion of an IPO and the remaining 50% of such shares after 18 month anniversary of the completion of an IPO. Upon closing change of control transaction, as defined in the agreement, the unvested options shall be accelerated and vested immediately.

The agreement shall commence as of the Effective Date and shall continue for a period of three years, subject to earlier termination as defined in the agreement.

f.
In August 2015, the Company entered into an Option Agreement ("Agreement") with a third party whereby the Company acquired for $25 the Option to purchase certain intellectual property assets and rights ("Option"). According to the Agreement, the Option is exercisable for a period of six months starting August 2015 (which was extended in 2016 for a period which is ended January 2017). Upon exercise of the Option, the Company will be obligated to pay an exercise price of $500 and will be required to make certain one-time development and sales milestone payments to the third party starting from the date when the Company will receive regulatory approval for the commercial sale of its first product candidate.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 9:-       CONTINGENT LIABILITIES AND COMMITMENTS (Cont.)

In addition, the Company has issued to the third party a warrant to purchase up to such amount of Ordinary Shares of the Company in such number equal to $1,000 divided by 80% of the price per share of each Ordinary Share of the Company determined for the purposes of the Company's IPO. The warrant shall be exercisable, in whole or in part, until the seventh anniversary as of the date of grant of the warrant.

g.
The Company entered into employment agreements with certain employees and service agreements with certain vendors pursuant to which the Company will pay a one-time payment in the event the Company succeeds in achieving and consummating an IPO and/or financing round. As of December 31, 2015, the Company's contingent commitment in such regard amounted to approximately $318.

NOTE 10:-	SHAREHOLDERS' DEFICIENCY

a.	Share capital:

1.	Ordinary Shares

The Ordinary Shares confer upon their holders the right to participate and vote in general shareholders meetings of the Company and to share in the distribution of dividends, if any, declared by the Company, and rights to receive a distribution of assets upon liquidation.

2.	Convertible Preferred A Shares:

The Convertible Preferred A Shares confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company and, in addition, bear the following rights (and such other rights set forth in the Company's AOA):

Voting - Every holder of Convertible Preferred A Shares shall have one vote for each Ordinary Share into which the Convertible Preferred A Shares held by him of record could be converted, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. The holders of each class of Convertible Preferred A Shares shall vote separately on all matters that by law or under the Articles of Association are subject to a class vote.

Conversion - Each Preferred A Share shall be convertible, without payment of additional consideration, by the holder thereof into Ordinary Shares at the option of the holder thereof, at any time after the date on which such Preferred A Share was issued by the Company. In addition, all Convertible Preferred A Shares are mandatorily convertible into Ordinary Shares simultaneously with the occurrence of the first to occur of (A) the consummation of an IPO of the Company’s Ordinary Shares, reflecting a pre-money valuation of the Company of no less than $20,000 and netting to the Company proceeds of no less than $5,000; or (B) the holders of the majority of the issued and outstanding Convertible Preferred A Shares elect to convert their Convertible Preferred A Shares into Ordinary Shares.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 10:-	SHAREHOLDERS' DEFICIENCY (Cont.)

Dividend Preference - When, as, and if a dividend is declared and distributed, the holders of the Convertible Preferred A Shares shall be entitled to receive, prior to any distribution of dividends to the holders of Ordinary Shares, a dividend, up to the cumulative aggregate amount, with respect to all dividends distributed, of the Preferred A Preference Amount (as defined below). After the dividend preferences of the Convertible Preferred A Shares have been paid in full, the Convertible Preferred A Shares will participate pro-rata with the Ordinary Shares in the receipt of any additional dividends on an as-converted basis.

Liquidation Preference- In the event of any liquidation (including a deemed-liquidation event), each holder of Convertible Preferred A Shares, then outstanding, shall be entitled to be paid out of the assets available for distribution to the shareholders, whether capital, surplus, earnings, securities or assets of any kind (the "Liquidation Assets"), prior and in preference to any distribution, declaration or setting apart for payment of any amount made in respect of any other shareholder an amount per share equal to the original issue price plus 8% per annum, plus any accrued but unpaid dividends thereon, but minus any dividends previously declared and paid for such share ("Preferred A Preference Amount").

b.
On October 28, 2016, the Company's Board of Directors and the shareholders approved a reverse share split of all outstanding Ordinary Shares of the Company, by way of issuance and distribution of bonus shares without a change in nominal value of the Company's outstanding shares at a ratio of approximately 8.03 for 1.

For accounting purposes, all Ordinary Shares, warrants to purchase Ordinary Shares and Convertible Preferred A Shares, options to purchase Ordinary Shares and loss per share amounts have been adjusted to give retroactive effect to this reverse share split for all periods presented in these consolidated financial statements. Any fractional shares resulting from the reverse share split will be rounded up to the nearest whole share.

c.	Issuances of Convertible Preferred A Shares:

1.
In April 2014, as a part of the second installment to the Share Purchase Agreement ("SPA") dated November 2012, the Company issued 76,316 Convertible Preferred A Shares at a price per share of $2,457 for a total consideration of $187. In addition, the Company issued to consultant in respect to services provided as part of the SPA (i) 2,442 Convertible Preferred A Shares at par value on the issuance date (fair value of approximately $38 based on the Preferred A Share value as of the issuance date), and (ii) warrants to purchase up to 8,140 of the Company's Convertible Preferred A Shares (fair value of approximately $78 based on the Preferred A Share Warrants value as of the issuance date).

2.
In January 2015, one of the Company's shareholders exercised 101,754 warrants to 101,754 Convertible Preferred A Shares for a total consideration of $250 which reflects an exercise price of $2.457. Consequently, the Company issued additional 4,070 Convertible Preferred A Shares at par value on the issuance date to consultant in respect to exercise of 4,070 warrants.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 10:-	SHAREHOLDERS' DEFICIENCY (Cont.)

3.
In August, 2015, the Company's shareholders exercised 118,035 warrants to 118,035 Convertible Preferred A Shares for a total consideration of $290 which reflects an exercise price of $2.457. Consequently, the Company issued additional 4,070 Convertible Preferred A Shares at par value on the issuance date to consultant in respect to exercise of 4,070 warrants.

In addition, the Company decided to grant to the aforementioned shareholders additional 5,902 warrants to purchase Convertible Preferred A Shares at par value with no exercise price which have been converted into 5,902 Convertible Preferred A Shares. Consequently, the Company issued additional 204 Convertible Preferred A Shares at par value to consultant in such respect.

d.
During the year ended December 31, 2015, the Company incurred direct and incremental costs related to the IPO, including among others, accounting, consulting, legal and printing fees of $352, which were capitalized as a non-current asset. As of December 31, 2015, $146 out of the aforementioned amount was paid.

e.	Stock options granted to employees:

In September and December 2013, the Company authorized through its 2013 Incentive Option Plan (the "2013 Plan"), the grant of options and Restricted Share Units ("RSU's") to officers, directors, advisors, management and other key employees. The Company reserved for grants of options up to 466,676 of the Company's Ordinary Shares. The options granted have generally between 2 to 4 years vesting terms and expire 10 years after the grant date. Certain options will be accelerated upon fulfillment of certain conditions. As of December 31, 2015, 192,263 options and RSU's were still available for future grants under 2013 Plan.

A summary of the Company's options activity for employees and directors under the Company's 2013 Plan is as follows:

	Year ended December 31, 2015
	Number of options	Weighted average exercise price	Weighted average remaining contractual life

Options outstanding at beginning of year	68,859	$1.20	8.84
Granted	90,688	5.46	9.67
Forfeited	(12,941)	5.46	8.36

Options outstanding at end of year	146,606	3.38	8.92

Options vested and expected to be vested	146,606	3.38	8.92

Options exercisable at end of year	61,636	$0.73	7.91

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 10:-	SHAREHOLDERS' DEFICIENCY (Cont.)

As of December 31, 2015, the aggregated intrinsic value of outstanding and exercisable options is $242 and $201, respectively. The aggregate intrinsic value represents the total intrinsic value (the difference between the deemed fair value of the Company's Ordinary Shares on the last day of fiscal 2015 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2015. This amount is impacted by the changes in the fair market value of the Company's shares.

f.    Stock options granted to non-employees:

The Company granted options to certain non-employees under the Company's 2013 Plan and accounted for these options in accordance with ASC 505-50.

The outstanding options granted to the Company's non-employees are as follows:

Grant date	Number of options	Exercise price		Expiration date
September 8, 2013	17,080		$4.01	September 8, 2023
September 8, 2013	2,340	$	* ) -	September 8, 2023
December 29, 2013	3,511		$4.01	December 29, 2023
April 8, 2014	9,158	$	* ) -	April 8, 2024
July 24, 2014	2,492		$5.46	July 24, 2024
March 1, 2015	57,779		$5.46	March 1, 2025
October 20, 2015	12,456	$	* ) -	October 20, 2025
December 1, 2015	11,210		$5.46	December 1, 2025

	116,026

*)	Represents an amount lower than $1.

g.	Stock-based compensation expenses:

The stock-based compensation expense recognized in the consolidated financial statements for services received from employees, directors and non-employees is shown in the following table:

	Year ended December 31,
	2015	2014

Research and development expenses	$331	$185
General and administrative expenses	98	56

	$429	$241

As of December 31, 2015, the total unrecognized estimated compensation cost related to non-vested stock options granted to employees, directors and non-employees prior to that date was $452, which is expected to be recognized over a weighted average period of approximately 4 years.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 10:-	SHAREHOLDERS' DEFICIENCY (Cont.)

  The weighted average grant date fair value of options granted during the years ended December 31, 2015 and 2014 was $0.55 and $1.2, respectively.

h.
On August 31, 2015, the Company's Board of Directors approved grant of 11,781 RSU's to one of the Board of Directors' members with a vesting schedule of three years from September 3, 2015. During the year ended December 31, 2015, expenses amounted to $18 have been recognized in the general and administrative expenses.

NOTE 11:-	RELATED PARTIES BALANCES AND TRANSACTIONS

Balances with related parties:

	December 31,
	2015	2014

Convertible Notes (e)	$586	$280

Other accounts payable (b), (c), (f)	$17	$21

Loan from related party (a)	$29	$28

Related parties' expenses:
	Year ended December 31,
	2015	2014
Amounts charged to:

General and administrative expenses (d), (f)	$227	$96

Research and Development expenses (b), (c)	$76	$103

Financial expense (a), (e)	$50	$91

a.
On April 9, 2012, the Company signed a loan agreement with one of its shareholders for a total amount of $27. The loan bears an interest of 3% per annum and is payable on the earlier of December 31, 2015 or in two installments of $20 and $7. On November 2012, an amount of $20 was repaid by the Company.

On February 10, 2014, the Company signed a loan agreement with one of its shareholders for a total amount of $22. The loan bears an interest of 4% per annum and is payable at December 31, 2015.

b.
On September 9, 2012, the Company signed an agreement (which was amended at November 8, 2012) with a consultant, who is also one of the Company's shareholders. According to the agreement and amendment, the consultant will serve as the Company's Chief Medical Officer for a consideration of approximately $3 per month. For the years ended December 31, 2015 and 2014, the company recorded expenses in the amount of $56 and $43, respectively.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 11:-	RELATED PARTIES BALANCES AND TRANSACTIONS (Cont.)

c.
On December 15, 2012, the Company signed an agreement with a consultant, who is also one of the Company's shareholders. According to the agreement and amendment, the consultant will serve as the Company's Chief Scientific Officer based on hourly rate. For the years ended December 31, 2015 and 2014, the company recorded expenses in the amount of $20 and $60.

d.
On November 26, 2012, the Company signed an agreement with a consultant, who is also a related party of the Company. According to the agreement, the Company will receive legal and notary services from the consultant. For the years ended December 31, 2015 and 2014, the Company recorded expenses in the amounts of $15 and $51, respectively.

e.
Commencing December 2013, the Company signed a certain convertible note agreements of which consideration of $586 and $280 were with related parties as of December 31, 2015 and 2014 respectively (see also Note 6 for further details). The Convertible notes bear an interest rate of 8% per annum compounded annually. For the years ended December 31, 2015 and 2014, the Company recorded finance expenses in the amounts of $50 and $91, respectively.

f.
On October 1, 2014, the Company signed an agreement with a consultant, who is also one of the Company's shareholders. According to the agreement, the consultant will serve as the Company's Chief Executive Officer based on monthly rate. For the years ended December 31, 2015 and 2014, the Company recorded expenses in the amount of $212 and $45, respectively.

Subsequent to December 31, 2015, the Company entered into loan agreement with existing shareholders pursuant to which the Company received amount of $230 which bears an interest rate of 16% per annum (See also Note 14e).

NOTE 12:-	FINANCIAL EXPENSES, NET

	Year ended December 31,
	2015	2014
Financial expenses, net:
Bank charges and other	$5	$5
Imputed interest expense in respect to Convertible Notes	216	86
Foreign currency translation adjustments, net	5	30
Amortization of debt issuance costs	9	-
Amortization of BCF in respect to Convertible Notes	759	290

	$994	$411

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 13:-	BASIC AND DILUTED NET LOSS PER SHARE

The following table sets forth the computation of the Company's basic and diluted net loss per share of Ordinary Share:

	Year ended December 31
	2015	2014

Net comprehensive income	$(3,482)	$(4,622)
Convertible Preferred A Shares accumulated dividend (*)	(182)	(185)

Net loss attributable to Ordinary shares as reported	$(3,664)	$(4,807)

Shares used in computing net loss per share of Ordinary shares, basic and diluted	1,448,363	1,448,363

Net loss per share of Ordinary share, basic and diluted	(2.53)	(3.32)

(*)
The net loss used for the computation of basic and diluted net loss per share include the compounded dividend of eight percent per annum which shall be distributed to shareholders in case of distributable assets determined in the AOA under the liquidation preference right (See also Note 10a2)

Convertible securities such as warrants to purchase Convertible Preferred A Shares, Convertible Preferred A Shares, RSU's and stock options to grantees under the 2013 Plan, have been excluded from the calculation of the diluted net loss per share since their effect was anti-dilutive.

NOTE 14:-	SUBSEQUENT EVENTS

a.
The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to identify matters that require additional disclosure. For its annual consolidated financial statements as of December 31, 2015 and for the year then ended, the Company evaluated subsequent events through January 20, 2017, the date that the consolidated financial statements were issued. Except as described below, the Company has concluded that no subsequent event has occurred that require disclosure.

b.
In January 2016, the Company entered into an agreement for line of a renewable credit amounted to $51 from a commercial bank for a period of one month with imputed interest in rate of 4.4%. As of the signature date of these consolidated financial statements, the aforesaid line of credit is still outstanding.

c.
In January 2016, the Company's Board of Directors approved the extension of the exercise period of 85,474 warrants that have been issued to strategic adviser to purchase 85,474 Ordinary Shares of the Company with an exercise price of $8.19 from October 3, 2016 to December 31, 2017 or until the fifth anniversary from October 3, 2013 if event of IPO was occurred until December 31, 2016. Such extension will be accounted pursuant to ASC 718 as a modification.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 14:-	SUBSEQUENT EVENTS (Cont.)

d.
On June 24, 2016 ("Effective Date"), the Company entered into agreement with certain individual to serve as the Company's member of the Board of Directors pursuant to which, among the others, the Company will pay as compensation and benefits upon consummation of Initial Public Offering ("IPO") (i) an annual retainer of $40 to be paid on equal installments; (ii) one-time bonus amounted to $150 with 30 days from completion of an IPO and (iii) restricted shares equal to 3% of all issued and outstanding fully diluted shares of the Company after the completion of an IPO (including any green shoe or similar) with vesting schedule of 33.33% of such shares to be vested immediately upon the completion of an IPO, 33.33% of such shares to be vested after 6 month anniversary of the completion of an IPO and the remaining 33.33% of such shares after 12 month anniversary of the completion of an IPO. Upon closing change of control transaction, as defined in the agreement, the unvested options shall be accelerated and vested immediately.

The agreement shall commence as of the Effective Date and shall continue for a period of three years, subject to earlier termination as defined in the agreement.

e.
In September and October 2016, the Company entered into loan agreement with existing shareholders pursuant to which the Company received amount of $230 ("Loan"). The Loan bears an interest rate of 16% per annum. The term of the repayment of the Loan in full will be 12 months from the date it was funded. In case that full payment of the Loan at any time within 90 days of the funding, a minimum interest rate of 4% of the Loan shall be paid along with the Loan principal.

f.
Subsequent to the balance sheet date, the convertible loans terms were changed such that immediately prior and subject to the consummation of the Company's IPO, the conversion discounted price will be amended such that it will be 60.5% of the price of the most senior shares of the Company upon mandatory conversion in the event of a "triggering event" (as defined in the agreement, e.g. initial public offering) and the Participation Rights which should have been granted will be forfeited.

g.
Subsequent to December 31, 2015, the Company received additional proceeds amounted to $184 from issuance of Convertible Notes at the same terms and privileges of the Convertible Notes as mentioned in Note 6. The related BCF of these additional Convertible Notes amounted to $180.

h.
On October 28, 2016, the Company's Board of Directors and the shareholders approved a reverse share split of all outstanding Ordinary Shares of the Company, by way of issuance and distribution of bonus shares without a change in nominal value of the Company's outstanding shares at a ratio of approximately 8.03 for 1.

For accounting purposes, all Ordinary Shares, warrants to purchase Ordinary Shares and Convertible Preferred A Shares, options to purchase Ordinary Shares and loss per share amounts have been adjusted to give retroactive effect to this reverse share split for all periods presented in these consolidated financial statements. Any fractional shares resulting from the reverse share split will be rounded up to the nearest whole share.

ADVANCED INHALATION THERAPIES (AIT) LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share data

NOTE 14:-	SUBSEQUENT EVENTS (Cont.)

i.	In November 2016, the Company's Chief Executive Officer has waived certain obligations of the Company to him in total amount of $99.

j.
On January 13, 2017 AITT, a Delaware corporation, and a wholly- owned subsidiary of AITT, Red Maple Ltd.  (“Merger Sub”), and the Company closed the transaction that was the subject of an Agreement and Plan of Merger and Reorganization dated December 29, 2016, as amended by that Amendment No. 1 to the Merger Agreement dated January 12, 2017 (the “Merger Agreement”). The Merger Agreement provides for (i) the merger of Merger Sub with and into the Company (the “Israeli Merger”), and (ii) the exchange of the Company’s shareholders’ shares of the Company's Ordinary Shares for shares of AITT common stock along with the other conditions set forth in the Merger Agreement, culminating with the Company, as the surviving entity in the Israeli Merger, being a wholly-owned subsidiary of AITT (the “Merger”).  The Israeli Merger was consummated on December 29, 2016 and the Merger closed on January 13, 2017. At the Closing of the Merger, all outstanding Series A Preferred Shares and convertible notes of the Company were converted into Ordinary shares of the Company.

k.
In December 2016 and January 2017, the Company entered into a securities purchase and registration rights agreement ("SPA") with certain investors. According to the SPA, the Company will sell Units in the minimum aggregate amount of $10,000 and up to maximum aggregate amount of $25,000.

Each Unit comprise one Ordinary share, NIS 0.01 par value per share, and one five-year warrant to purchase one Ordinary share at an exercise price of $6.9 per share. Each Unit is sold at a price per Unit of $6.

Immediately prior to the Closing of the Merger, the Company closed on approximately $10,200 of financing from the Investors under the SPAs and was obligated to issue the Investors an aggregate of 1,701,616 Ordinary Shares and warrants to acquire 1,701,616 Ordinary Shares.